EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Equity Investor Fund,
Cohen & Steers Realty MajorsSM Portfolio, Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-45433 of our report dated April 23, 1998, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 23, 1998